Exhibit 10.1 - Executive Employment Agreement

                         EXECUTIVE EMPLOYMENT AGREEMENT

     This Executive Employment Agreement ("Agreement") is made and deemed effective as of January 5th , 2002, by and between FTS Apparel, Inc., a Colorado corporation ("FTSA"), on one side, and Scott Gallagher ("Executive"), on the other side, with reference to the herein recitals, terms and conditions.

                                    RECITALS
                                    --------

     WHEREAS, Executive is negotiating the purchase of 1,861,618 shares of FTSA's common stock from certain shareholders of that company and Executive may thereby gain a significant equity position thereby;

     WHEREAS, FTSA recognizes the experience and knowledge of Executive in matters relating to the FTSA's future business activities as a public company, and further, recognizes that it is in the best interests of FTSA to retain the services of Executive;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, it is hereby agreed as follows:

                                   AGREEMENT
                                   ---------

     Employment.
     -----------
     FTSA hereby employs Executive as FTSA's Chairman of the Board and Chief Executive Officer, and Executive hereby accepts employment by FTSA in accordance with the terms and conditions set forth in this Agreement.

     Term.
     -----
     Executive's initial term of employment and the services to be provided hereunder shall commence on January 7th ,2002 and continue for a period of two
(2) years from such date (the "Initial Term"), subject to earlier termination as hereinafter provided.

     Compensation.
     -------------
     FTSA shall pay Executive the following aggregate compensation for all services rendered by him to FTSA under this Agreement:

     3.1 Base Salary.
     ----------------
     FTSA shall pay Executive a base salary during the term of this Agreement commencing at the rate of one hundred thousand dollars ($100,000) per annum (the "Base Salary"). The Base Salary shall be payable in arrears, in substantially equal monthly installments or more frequently in accordance with the policies of FTSA. FTSA shall review Executive's base salary bi-annually with Executive for the purpose of determining a reasonable increase based on Executive's service and performance, taking into consideration a good-faith assessment of any other incentive and/or bonus plans to which Executive may be a party. Such review shall be in accordance with FTSA's policies and practices with other executives in similar positions with FTSA and its subsidiaries, if any. Notwithstanding the foregoing, any increase in Executive's Base Salary shall be determined by FTSA at its sole discretion. In the event that FTSA is not able to pay the Executive's salary in cash, the Executive's salary will accrue and may be converted into common stock at market value. Market Value will be the average closing price of FTSA common stock over the preceding 30 day period. Accrued salary may be converted quarterly at the board's discretion.

     3.2 Annual Bonus.
     -----------------
     FTSA shall pay Executive an annual bonus (the "Annual Bonus") in a minimum amount of twenty five percent (25%) of Executive's annual Base Salary based on the achievement of certain predetermined quantitative and qualitative goals related to the operating performance of FTSA as mutually determined and agreed upon by Executive and FTSA and in accordance with FTSA's policies and practices.

     3.3 Payment of Annual Bonus.
     ----------------------------
     Executive's Annual Bonus for each fiscal year shall be determined as soon as practicable following the end of each fiscal year, but in no event later than sixty (60) days following the end of each fiscal year. Any Annual Bonus due to Executive shall be paid promptly upon its final determination. FTSA shall cause and arrange to provide Executive with an annual statement showing the manner in which the Annual Bonus was calculated.

     3.4 Other Benefits.
     -------------------
     Executive shall be entitled to participate, to the full extent eligible and available in accordance with the terms of the program in which he desires to participate in all group life and medical insurance programs which FTSA shall from time to time have for the benefit of its officers, directors and/or employees, subject to the rules and requirements then in effect regarding participation of executives or employees therein. Executive shall also be entitled to participate in any management compensation and benefit program on a basis similar to that which is made available to other members of FTSA's management team operating in a similar capacity as the Executive. FTSA reserves the right to modify, terminate, and/or reduce benefits at any time, provided such modification, termination and/or reduction is applied to all other members of the management team operating in a similar capacity as Executive.

     3.5 Stock.
     ----------
     FTSA shall deliver to Executive, upon execution of this Agreement, one million two-hundred thousand (1,200,000) shares of its unrestricted common stock (the "Stock"), which tender shall be irrevocable. The Stock shall be free and clear of all liens, restrictions, security interests, charges or other encumbrances.

     Duties of Executive.
     --------------------

     4.1 Business Development/Operations.
     ------------------------------------
     Subject to the oversight and direction of the FTSA's board of directors, Executive shall be responsible for managing and developing all aspects of FTSA's operations and business development affairs.

     4.2 Additions and Changes.
     --------------------------
     Executive shall perform such reasonable additional work as may be required by FTSA from time to time under the terms and conditions and according to the directions, instructions and control of FTSA's board of directors.

     4.3 Best Efforts.
     -----------------
     Executive shall devote his best skill, effort and attention to his duties set forth herein and to further enhance and develop FTSA's business affairs, interests and welfare. Executive shall be entitled to perform his duties from whatever location he deems appropriate.

     4.4 Policies.
     -------------
     Executive shall adhere to the employment policies of FTSA in effect from time to time. References to the policies or practices of FTSA shall mean its policies or practices of which Executive has notice as in effect and modified from time to time.

     4.5 Other Employment.
     ---------------------
     Executive may engage in other employment with the prior written consent of FTSA. Further, this provision shall not be construed to prevent the Executive from personally, and for Executive's own account, owning, managing, investing or trading in real estate, stocks, bonds, securities, commodities, or any other forms of investment, so long as such owning, managing, investing or trading is not in competition with FTSA and does not interfere with the performance of Executive's duties hereunder. However, Executive is not required to devote his full time to FTSA, but is required to devote up to 100% of his time to FTSA if necessary.

     Expenses.
     ---------
     FTSA shall reimburse Executive for reasonable and necessary business expenses in accordance with the expense reimbursement policies and practices of FTSA and in accordance with a predetermined budget to be approved by the board of directors of FTSA.

     Director's and Officer's Insurance.
     -----------------------------------
     FTSA shall be required to maintain, for the benefit of Executive, a director's and officer's policy of insurance in accordance with the same terms and amounts as with other FLIP officers/directors.

     Fringe Benefits.
     ----------------
     FTSA shall provide Executive with all fringe benefits regularly provided to other similarly situated officers, directors of FTSA, generally and with such other fringe benefits as the Executive and FTSA shall mutually agree upon in writing.

     7.1 Vacation.
     -------------
     FTSA shall provide Executive with two (2) weeks of paid vacation as well as holidays in accordance with FTSA's policies.

     7.2 Insurance.
     --------------
     FTSA shall provide Executive with family health insurance pursuant to FTSA's health insurance plan if one exists and in accordance with the policies and practices of FTSA.

     Termination.
     ------------

     8.1 Termination with Cause.
     ---------------------------
     FTSA may terminate Executive "with cause" without notice, for reason of Executive's (i) misappropriation or embezzlement of funds of FTSA, (ii) intentional misrepresentation of a product or service offered by FTSA, (iii) soliciting a client's or customer's business for personal or competitive gain,
(iv) use or sale of illegal drugs in the work place, or repeated intoxication from alcohol or controlled substances in the work place, (v) physical, mental or sexual abuse or harassment of any employee, customer or prospective client or customer, (vi) criminal negligence or criminal acts in the work place; (vii) commission of a felony or crime of moral turpitude, (viii) selling or providing confidential information of FTSA to a competitor, or (ix) theft or destruction of property of FTSA. FTSA may terminate Executive "with cause" if, after ten
(10) days prior written notice by FTSA to Executive, Executive has failed to cure any of the following occurrences: (i) violation of FTSA policies or procedures, (ii) breach of any other of the covenants of this Agreement not specifically set forth in (i) through (viii) above, or (iii) breach of an employee's customary obligations to the employer. In the event that Executive is terminated "with cause," Executive shall be entitled solely to the payment of
(i) Executive's then current Base Salary through the date Executive is terminated and (ii) all accrued and unused vacation and sick leave as of the date of termination. Executive shall not be entitled to receive any other amounts or benefits from FTSA.

     8.2 No Termination Without Cause.
     ---------------------------------
     FTSA may not terminate Executive "without cause." In the event that FTSA terminates Executive "without cause," Executive shall be paid (i) all Base Salary accrued and unpaid through the date of termination and (ii) all accrued and unused vacation and sick leave as of the date of termination in addition to other legal and equitable remedies available to Executive.

     8.3 Termination Due to Executive's Death or Disability.
     -------------------------------------------------------
     In the event that this Agreement is terminated due to Executive's death or disability (as defined below), Executive (or Executive's legal representatives) shall be paid (i) two (2) months' Base Salary as severance, (ii) Base Salary through the date of termination, (iii) all Bonus payments earned through the date of termination or previously awarded and unpaid and (iv) all accrued and unused vacation and sick leave as of the date of termination. For purposes of this Agreement, the term "Disability" shall mean the mental and physical inability to perform satisfactorily Executive's regular full time duties - with or without a reasonable accommodation - as determined by a physician chosen by mutual agreement of a physician selected by Executive and a physician selected by FTSA, provided, however, that any Disability which continues for thirty (30) days (whether or not consecutive) in any eighteen (18) month period shall be deemed a Disability.

     Indemnification.
     ----------------

     9.1 Definition.
     ---------------
     As used in this provision, "Damages" means all claims, damages, liabilities, losses, judgments, settlements, and expenses, including, without limitation, all reasonable fees and disbursements of counsel incident to the investigation or defense of any claim or proceeding or threatened claim or proceeding.

     9.2 Terms of Indemnification.
     -----------------------------
     FTSA agrees to indemnify, defend and hold harmless Executive from all Damages (i) proximately caused by the fault or negligence of FTSA, its officers, directors, employees or agents; (ii) which relate in any manner to the terms and obligations of this Agreement; (iii) which relate to any other failure by FTSA to comply with any terms of this Agreement; (iv) which relate to any failure by FTSA to comply with applicable laws and/or regulations in accordance with this Agreement; and/or (v) resulting from any breach of any representation, warranty, covenant or promise made by FTSA in this Agreement.

     9.3 Notice of Claim.
     --------------------
     FTSA shall promptly notify Executive in writing of any claim asserted by a third person that might give rise to any indemnity obligation hereunder. Failure of any FTSA to promptly give such notice shall not relieve that individual of his indemnification obligations under this Agreement. Together with or following such notice, FTSA shall deliver to Purchaser copies of all notices and documents received by such party relating to the asserted claim (including court papers).

     9.4 FTSA Indemnification.
     -------------------------
     Executive will indemnify and hold harmless, previous board members and officers of the corporation from any claim that arises relating to the business activities of FTSA after the "closing" date.

     Transfer and Assignment of Intellectual Property Rights.
     --------------------------------------------------------
     Executive agrees to transfer and assign to FTSA all of his rights, if any, to that certain intellectual Internet property known as "IDIndustry.com," subject to FTSA's full compliance with the terms and conditions of this Agreement. However, Executive expressly disclaims any (i) warranty as to the viability, marketability, and/or functionality of that Internet property. In no event shall Executive be liable or responsible for any claims made against that Internet property in any respect and FTSA will be indemnified for all claims made prior to the "closing" date, FTSA will not be held responsible for any claims or liabilities relating to "IDIndustry.com prior to closing.

     Miscellaneous.
     --------------

     12.1 Survival of Representations and Warranties.
     ------------------------------------------------
     The representations and warranties of the parties including indemnification
obligations   contained  herein  shall  survive  following  the  termination  of
Executive's employment with FTSA.

     12.2 Waivers.
     -------------
     No action taken pursuant to this Agreement, including any investigation by or on behalf of any party shall be deemed to constitute a waiver by the party taking such action or compliance with any representation, warranty, covenant or agreement contained herein, therein and in any documents delivered in connection herewith or therewith. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     12.3 Notices.
     -------------
     All notices, requests, demands and other communications, which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered or mailed, first class mail, postage prepaid:

                    To FTSA:          ___________________

                    To Executive:   Scott Gallagher
                                    One Oxford Valley, Ste. 810
                                    Langhorne, PA 19047

                    With copy to:   Joseph A. Maleki, Esq.
                                    Maleki & Associates
                                    19600 Fairchild, Suite 260
                                    Irvine, California 92612

or to such other address as such party shall have specified by notice in writing to the other party.

     12.4 Merger and Integration.
     ----------------------------
     This Agreement contains the entire understanding of the parties. There are no representations, covenants or understandings other than those, either express, implied or referred to herein. Each party acknowledges that there are no conditions to this agreement other than those expressed or referred to herein. Each party further acknowledges that no other party or any agent or attorney of any other party has made any promise, representation or warranty whatsoever, express or implied or statutory, not contained or referred to herein, concerning the subject matter hereof, to induce him to execute this Agreement, and he acknowledges that he has not executed this Agreement in reliance on any such promise, representation or warranty not specifically contained or referred to herein.

     12.5 Sections and Other Headings.
     ---------------------------------
     The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     12.6 Governing Law.
     -------------------
     This Agreement, and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the State of Pennsylvania. The parties herein submit to personal jurisdiction and venue of a court of subject matter jurisdiction which is appropriate for Langhorne, Pennsylvania.

     12.7 Attorney's Fees and Court Costs.
     -------------------------------------
     In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which, the prevailing party may be entitled.

     12.8 Contractual Procedures.
     ----------------------------
     Unless specifically disallowed by law, should litigation arise hereunder, service of process therefore, may be obtained through certified mail, return receipt requested; the parties hereto waiving any and all rights they may have to object to the method by which service was perfected.

     12.9 Partial Invalidity.
     ------------------------
     If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions will nevertheless continue in full force without being impaired or invalidated in any way.

     12.10 Further Assurances.
     -------------------------
     The  parties  agree to take all further  actions,  including  execution  of
documents,   which  are  reasonably  necessary  to  effectuate  the  transaction contemplated by this Agreement.

     12.11 Binding on Successors.
     ----------------------------
     This Agreement and covenants and conditions herein contained shall apply to, be binding upon and inure to the benefit of the respective heirs, administrators, executors, legal representatives, assignees, successors and agents of the parties hereto.

     12.12 Specific Performance.
     ----------------------------
     The parties agree that remedies, at least for any breach or threat of breach of this Agreement, may be inadequate and that, in the event of any such breach or threat of breach, the non-breaching party will be entitled, in addition to all other rights and remedies otherwise available at law or in equity, to the equitable remedy of injunctive relief to enforce the provisions of this Agreement.

     12.13 Joint Preparation.
     ------------------------
     This Agreement is to be deemed to have been jointly prepared by the parties hereto and any uncertainty and ambiguity existing herein shall not be interpreted against any party hereto, but according to the application of the rules of interpretation of contracts, if any such uncertainty or ambiguity exists.

     12.14 Counterparts.
     -------------------
     This Agreement can be executed in one or more counterparts and the counterparts signed in the aggregate shall constitute a single, original instrument. A facsimile/photocopy of this Agreement may be used in lieu of the original for all purposes.

     12.15 Contingencies.
     --------------------
     This agreement must be signed by all board members of FTSA in addition to the following other documents and actions: the lease agreement settlement must be signed, the stock purchase agreement must be signed, all board members must resign as officers and board members of FTSA effective immediately and Mr. Scott Gallagher must be elected as COB/CEO and is responsible for all outstanding obligations of FTSA.

     IN WITNESS WHEREOF, the parties have executed this Agreement (consisting of 6 pages) so that it is deemed effective as of the day and year first written above.


FTS APPAREL, INC.                           SCOTT GALLAGHER


By:   /s/ LeRoy Landhuis                    /s/ Scott Gallagher
     ----------------------------           ---------------------------------
     LeRoy Landhuis, Chairman/CEO

By:  /s/ Joe DeBerry                     Dated:  1/11/02
     ----------------------------                ----------------------------
     Joe DeBerry, Director

By:  /s/ Roger Burnett
     ----------------------------
     Roger Burnett, Director

Dated:  1/14/02
        -------------------------